Exhibit 10.64

Please quote our reference when replying Our Ref: JTC(L) 3729/15A/EO
21 February 2007

JTC Corporation
UNIVERSAL (FAR EAST) PTE. LTD.		The JTC Summit
BLK 1008 TOA PAYOH NORTH		8 Jurong Town Hall Road
#03-09		Singapore 609434
SINGAPORE 318996
	BY FAX & MAIL	contact
	FAX: 62596355	centre hotline	1800 568 7000

		main line	(65) 6560 0056

		facsimile	(65) 6565 5301

Attn: Jalene Ng (Ms)		website	www.jtc.gov.sg
Dear Sirs,
RENEWAL OFFER OF TENANCY FOR FLATTED FACTORY KNOWN AS PRIVATE LOT A0958200 AT BLK 1008 TOA PAYOH NORTH #01-09/10/11 SINGAPORE 318996 (“PREMISES”)
1.	We refer to your tenancy of the Premises. In accordance with our letter of offer to you dated 10 September 2003 (“Tenancy”), we are pleased to inform you that we are prepared to renew the Tenancy at the Premises for a further term of 3 years (“Term”) commencing from 16 November 2006 (“Commencement Date”) upon the same covenants, terms and conditions as set out in the Tenancy except for the Option for Renewal and the following:

Building Rent & Service Charge
1.1	$12.85 per square metre per month (“Building Rent”) on the Area from the Commencement Date, to be paid without demand and in advance without deduction on the 1st day of each month of the year (i.e. 1st of January, February, March, etc.).

1.2	$2.25 per square metre per month (“Service Charge”) on the Area as charges for services rendered by us, payable by way of additional and further Building Rent without demand on the same date and in the same manner as the Building Rent, subject to our revision from time to time.

1.3	For the purpose of paragraphs 1.1 and 1.2 of this letter, “Area” means the Area stipulated in the Tenancy.

Security Deposit
1.4	Ordinarily we would require a tenant to lodge with us a security deposit equivalent to three (3) months’ Building Rent and Service Charge. However, as an off-budget measure and as payment by GIRO has been made a condition with which you must comply under Clause 3 of this letter, you shall, at the time of your acceptance of the Offer, be required to place with us a deposit equivalent to one (1) month’s Building Rent and Service Charge (“Security Deposit”) as security against any breach of the covenants, terms and conditions in the Tenancy subject to the terms and conditions set out below.

1.5	The Security Deposit-
1.5.1	may be in the form of cash or acceptable Banker’s Guarantee in the form attached (effective from 16 November 2006 to 15 February 2010), or such other form of security as we may in our absolute discretion permit or accept;

1.5.2	shall be maintained at the same sum throughout the Term; and

1.5.3	shall be repayable to you without interest, or returned to you for cancellation, after the termination of the Term (by expiry or otherwise) or expiry of the Banker’s Guarantee, as the case may be, subject to appropriate deductions or payment to us for damages or other sums due under the Tenancy.
1.6	If the Service Charge is increased, or any deductions are made from the Security Deposit, you shall immediately pay the amount of such increase or make good the deductions so that the Security Deposit shall at all times be equal to one (1) month’s Building Rent and Service Charge.

1.7	If at any time during the Term -
1.7.1	your GIRO payment is discontinued, then you shall place with us, within two (2) weeks of the date of discontinuance of your GIRO payment, the additional sum equivalent to two (2) months’ Building Rent and Service Charge, so that the Security Deposit shall at all times be equal to three (3) months’ Building Rent and Service Charge for the remaining period of the Term;

1.7.2	the off-budget measure is withdrawn you shall, if required in writing by us, also pay to us the additional sum equivalent to two (2) months’ Building Rent and Service Charge, so that the Security Deposit shall at all times be equal to three (3) months’ Building Rent and Service Charge for the remaining period of the Term.
2	Please note that this offer shall lapse if we do not receive the following by 7 March 2007:
(a)	Duly signed letter of acceptance of this offer, in the form set out in the Letter of Acceptance attached at Annex B. We shall stamp the Letter of Acceptance and return the stamped letter to you;
(Please date as required in your letter of acceptance)

(b)	Payment of the sum set out in the Payment Table attached at Annex A;
3	Your due acceptance of this offer in accordance with paragraph 2 of this letter shall, together with the offer, constitute a binding tenancy agreement.

4	Please also note that our offer herein does not at any time prejudice or waive any of our rights or remedies for breaches of your obligations to us. Any waiver by us, to be effective, must be clearly and specifically stated in writing.

5	Exclusion of Contracts (Rights of Third Parties) Act

A person who is not a party to this offer shall have no right under the Contracts (Rights of Third Parties) Act (Cap53B, as may be amended or revised from time to time) to enforce any of the covenants, terms or conditions of the offer.

6	Jurisdiction and Governing Law

This offer shall be interpreted in accordance with the laws of Singapore and any legal proceedings, actions or claims arising from or in connection with the offer shall be commenced in and heard before the courts of Singapore and you agree to irrevocably submit yourself to the exclusive jurisdiction of the courts of Singapore.

7	Variation to the Tenancy

Any variation, modification, amendment, deletion, addition or otherwise of this offer shall not be enforceable unless agreed by both parties and reduced in writing by us. No terms or representation or otherwise, whether express or implied, shall form part of this offer other than what is contained in this letter.

8	To guide and assist you, we enclose a Schedule of Statutory Controls for Flatted Factory Occupants.
Yours faithfully

Eddy Ong
Senior Officer (Lease Management)
Flatted Factory & Business Park Department
Customer Services Group
DID	:	68833721
HP	:	91252919
FAX	:	68855936
Email	:	ongkye@jtc.gov.sg

ENCS	-	Payment Table
Specimen Acceptance Form
Specimen BG
Schedule of Statutory Controls (SC3)]

ANNEX A
OFFER OF TENANCY FOR PREMISES AT BLK 1008 TOA PAYOH NORTH #01-09/10/11 SINGAPORE 318996 - UNIVERSAL (FAR EAST) PTE LTD

				5%
	Site: A0958200 (204.6 sq metres)		Amount	GST
	Rent at $12.85 per sq m per month on 204.6 sq m for period 16 November 2006 to 15 December 2006	$2,629.11

	Service charge at $2.25 per sq m per month on 204.6 sq m for period 16 November 2006 to 15 December 2006	$460.35	$3,089.46	$154.47

Less:	Amount to be deducted through GIRO		$3,234.93

	Deposit equivalent to 3 months’ rent and service charge (or Banker’s Guarantee)	$9,268.38

Less:	Deposit equivalent to 2 months’ rent and service charge (or Banker’s Guarantee)	$6,178.92	$3,089.46

	Stamp Duty for Letter of Acceptance		$298.00

Note :	If the Letter is not returned to us within 14 days of the date of the Letter, you will have to pay penalty on the stamp duty which is imposed by Stamp Duty Office of IRAS.

	Amount Payable		$3,387.46
Please note that the amount of $3,234.93 will be deducted through your GIRO account.
Please let us have your cheque for the amount of $3,387.46- by 7 March 2007. Alternatively, please let us have your cheque for $298/- and a Banker’s Guarantee for $3,089.46.